UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest
event reported) August 30, 2016

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland                                 000-26076                                52-1494660
(State of organization)            (Commission File Number)          (I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD 21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Senior Notes Offering and Indenture

On August 30, 2016, Sinclair Television Group, Inc. (“STG”), a wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (the “Company”), issued $400 million aggregate principal amount of 5.125% Senior Notes due 2027 (the “Notes”), which mature on February 15, 2027, pursuant to an indenture, dated August 30, 2016 (the “Indenture”) by and among STG, the Company and the other guarantors identified therein (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee.

The net proceeds from the private placement of Notes will be used to redeem $350.0 million aggregate principal amount of STG’s 6.375% senior unsecured notes due 2021 (the “6.375% Notes”) and for general corporate purposes. The redemption price, including the outstanding principal amount of the 6.375% Notes, accrued and unpaid interest, and a make-whole premium, totaled $377.2 million.

The Notes were priced at 100.0% of their par value and will bear interest at a rate of 5.125% per annum payable semi-annually on February 15 and August 15, commencing February 15, 2017. Prior to August 15, 2021, STG may redeem the Notes, in whole or in part, at any time or from time to time at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium as set forth in the Indenture. Beginning on August 15, 2021, STG may redeem some or all of the Notes at any time or from time to time at the redemption prices set forth in the Indenture. In addition, on or prior to August 15, 2019, STG may redeem up to 35% of the Notes using the proceeds of certain equity offerings. Upon the sale of certain of STG’s assets or certain changes of control, the holders of the Notes may require STG to repurchase some or all of the Notes.

STG’s obligations under the Notes, as set forth in the Indenture, are jointly and severally guaranteed by the Guarantors.

The Indenture contains certain restrictive covenants including, but not limited to, restrictions on indebtedness, liens, payments, investments, mergers, consolidations, liquidations and dissolutions, acquisitions, sales and other dispositions of assets and affiliate transactions. These covenants are subject to a number of exceptions and limitations as described in the Indenture. The Indenture also includes events of default, including certain cross-default and cross-acceleration provisions, customary for an agreement of its type.

The Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law. Absent registration, the Notes currently may be sold only pursuant to an applicable exemption from the requirements for registration. The offering of the Notes was made only to ‘qualified institutional buyers’ (as defined in Rule 144A under the Securities Act) and, outside the United States, to non-U.S. persons in compliance with Regulation S under the Securities Act. There are no registration rights associated with the Notes.

The foregoing summary does not purport to be a complete statement of the terms and conditions of the Indenture and the transactions contemplated thereby, and such summary is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of August 30, 2016, by and among Sinclair Television Group, Inc., the Guarantors identified therein and U.S. Bank National Association, as trustee.

99.1	Press Release dated August 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Senior Vice President / Chief Accounting Officer

Dated:  September 2, 2016